UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 10, 2010
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Shareholders of Stage Stores, Inc. (the “Company”) was held on June 10, 2010.  The following matters were submitted for a vote of the Company’s shareholders:

1.
Election of Six Directors for a term of one year.  With respect to the election of six Directors to hold office until the 2011 Annual Meeting and until their successors have been elected and have qualified, the results are as follows:

Directors	Votes For	Votes Against	Votes Abstained

Alan J. Barocas	34,675,562	402,884	47,865
Michael L. Glazer	34,715,043	402,884	8,384
Andrew T. Hall	34,675,562	402,884	47,865
William J. Montgoris	34,674,362	404,084	47,865
David Y. Schwartz	34,675,562	402,884	47,865
Cheryl Nido Turpin	34,675,362	403,084	47,865

2.
Ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm for Fiscal 2010.  With respect to the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2010, the results are as follows:

In Favor Of	Against	Abstain

35,668,796	483,604	10,940

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

June 14, 2010	/s/ Edward J. Record
(Date)	Edward J. Record
Chief Financial Officer and
Chief Operating Officer